Asset Backed Securities Portfolio Analysis
Credit Suisse First Boston
ABSC 2005-HE4
7,933 records
Balance: 1,425,634,972
All records

Selection Criteria: All records
Table of Contents
  FICO (Aggregate Pool) 1st Lien
  FICO (Aggregate Pool) 2nd Lien
  FICO (IO Loans)

1. FICO (Aggregate Pool) 1st Lien

FICO (Aggregate Pool) 1st Lien	% of total deal	Avg LTV	Max LTV	% Full Doc	% Owner Occ	% IO	WAC	MARGIN	% Second Lien (Simultaneous or Silent)
500 - 519	63,643,492.55	75.48	90.00	79.59	97.73	0.00	8.241	6.006	3.05
520 - 539	77,787,723.76	75.52	90.00	79.06	96.98	0.71	7.858	5.931	4.52
540 - 559	89,719,022.91	78.16	95.00	69.87	98.14	0.58	7.787	5.918	5.16
560 - 579	113,119,168.39	79.46	95.00	68.83	95.12	17.73	7.537	5.875	7.09
580 - 599	168,095,282.53	80.37	97.56	66.88	93.95	30.27	7.133	5.810	24.55
600 - 619	164,653,719.59	80.79	100.00	66.45	93.01	32.03	6.972	5.793	21.91
620 - 639	180,189,327.73	81.86	100.00	52.06	92.57	35.60	6.901	5.784	34.09
640 - 659	159,456,522.77	82.00	100.00	48.29	91.25	35.78	6.804	5.767	30.06
660 - 679	134,304,399.00	82.30	100.00	42.03	84.34	36.75	6.784	5.759	40.02
680 - 699	78,217,034.68	81.92	100.00	35.19	84.83	43.19	6.680	5.786	41.69
700 - 719	54,463,336.01	82.63	100.00	32.11	81.14	44.26	6.801	5.796	44.69
720 - 739	33,181,072.62	82.23	100.00	31.39	75.58	34.12	6.869	5.827	41.99
740 - 759	25,823,417.16	81.02	100.00	34.28	84.28	51.87	6.721	5.824	47.51
760 - 779	16,597,805.97	81.01	100.00	28.53	74.72	48.85	6.984	5.752	42.39
780 - 799	6,593,278.96	84.18	100.00	35.93	75.06	35.86	7.083	5.868	44.41
800 - 819	1,777,935.30	79.19	95.00	22.58	77.49	60.43	6.464	5.826	40.95
Total:	1,367,622,539.93	80.53	100.00	56.56	91.11	28.48	7.123	5.824	25.77

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2. FICO (Aggregate Pool) 2nd Lien

FICO (Aggregate Pool) 2nd Lien	% of total deal	Avg LTV	Max LTV	% Full Doc	% Owner Occ	% IO	WAC	MARGIN	% Second Lien (Simultaneous or Silent)
520 - 539	31,177.60	100.00	100.00	100.00	100.00	0.00	10.990	0.000	0.00
540 - 559	31,465.97	100.00	100.00	100.00	100.00	0.00	11.000	0.000	0.00
560 - 579	224,088.67	100.00	100.00	100.00	76.89	0.00	10.444	0.000	0.00
580 - 599	5,118,046.34	99.16	100.00	100.00	98.70	0.00	11.075	0.000	0.00
600 - 619	5,584,208.00	99.49	100.00	90.70	99.12	0.00	10.571	0.000	0.00
620 - 639	12,806,876.13	99.49	100.00	40.86	98.56	0.00	10.771	0.000	0.00
640 - 659	10,190,402.17	99.39	100.00	46.87	98.78	0.00	10.151	0.000	0.00
660 - 679	8,544,158.12	99.43	100.00	32.23	98.36	0.00	9.761	0.000	0.00
680 - 699	7,254,139.51	99.88	100.00	36.39	95.54	0.00	9.599	0.000	0.00
700 - 719	3,277,949.50	100.00	100.00	38.80	94.80	0.00	9.539	0.000	0.00
720 - 739	2,324,844.98	99.79	100.00	12.02	97.19	0.00	9.701	0.000	0.00
740 - 759	1,467,306.48	100.00	100.00	37.57	96.76	0.00	9.563	0.000	0.00
760 - 779	671,835.46	100.00	100.00	24.08	87.58	0.00	9.807	0.000	0.00
780 - 799	485,933.44	99.96	100.00	7.61	93.34	0.00	10.227	0.000	0.00
Total:	58,012,432.37	99.55	100.00	48.56	97.69	0.00	10.215	0.000	0.00

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3. FICO (IO Loans)

FICO (IO Loans)	% of total deal	Avg LTV	Max LTV	% Full Doc	% Owner Occ	% IO	WAC	MARGIN	% Second Lien (Simultaneous or Silent)
520 - 539	555,999.99	80.00	80.00	100.00	100.00	100.00	7.675	6.000	0.00
540 - 559	522,000.00	81.74	86.84	100.00	100.00	100.00	7.105	5.722	0.00
560 - 579	20,051,635.40	81.59	95.00	94.01	100.00	100.00	6.960	5.751	13.29
580 - 599	50,875,150.39	82.50	97.56	75.47	97.51	100.00	6.824	5.782	42.29
600 - 619	52,740,819.75	83.41	95.00	67.01	99.42	100.00	6.846	5.784	22.21
620 - 639	64,150,959.47	83.70	95.00	46.03	99.18	100.00	6.839	5.822	39.68
640 - 659	57,056,630.67	83.60	95.00	43.88	98.33	100.00	6.722	5.832	41.09
660 - 679	49,360,224.08	82.83	95.00	30.31	95.15	100.00	6.676	5.811	57.26
680 - 699	33,781,680.49	82.17	95.00	32.64	96.08	100.00	6.528	5.850	58.54
700 - 719	24,104,480.74	82.07	95.00	24.81	93.83	100.00	6.626	5.795	68.17
720 - 739	11,320,112.61	82.96	95.00	16.30	94.98	100.00	6.748	5.928	69.41
740 - 759	13,394,897.97	82.16	95.00	29.49	95.30	100.00	6.622	5.797	57.92
760 - 779	8,108,136.93	84.67	95.00	38.47	95.95	100.00	6.940	5.746	63.98
780 - 799	2,364,299.99	80.20	90.00	38.13	100.00	100.00	6.708	5.890	51.80
800 - 819	1,074,399.99	86.37	95.00	0.00	100.00	100.00	6.132	5.992	57.56
Total:	389,461,428.47	82.96	97.56	48.79	97.49	100.00	6.757	5.810	44.14

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Credit Suisse First Boston
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www.csfb.com
Oct 11, 2005 13:44

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